Exhibit 10.20a

FIRST AMENDMENT

TO

SECOND-LIEN TERM LOAN

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND-LIEN TERM LOAN CREDIT AGREEMENT (the “First Amendment”) is entered into effective as of August 30, 2010, by and among Global Aviation Holdings Inc., a Delaware corporation(“Parent”), North American Airlines, Inc., a Delaware corporation (“NAA”), and World Airways, Inc., a Delaware corporation (“WAI” and, together with the Parent and NAA, the “Borrowers” and each a “Borrower”), the Guarantors (“Guarantors”) and the Lenders (“Lenders”) party to the Credit Agreement described below and Wells Fargo Bank, National Association (the “Agent”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, Borrowers, Guarantors, Lenders, Administrative Agent and Collateral Agent heretofore entered into that certain Second-Lien Term Loan Credit Agreement, dated as of September 29, 2009 (the “Original Credit Agreement”) pursuant to which Lenders made a loan to Borrowers in the aggregate principal amount of $72,500,000 (the “Loan”) subject to and upon terms, covenants and conditions contained therein;

WHEREAS, the parties hereto now desire to amend the Original Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of these premises, the promises, mutual covenants and agreements contained in this First Amendment, and fully intending to be legally bound by this First Amendment, the parties hereto hereby agree as follows:

1.                                       Definitions.

Unless otherwise specifically defined herein, all defined terms used in this First Amendment shall have their respective meanings set forth in the Original Credit Agreement.

2.                                       Amendments.

a.                                       Section 1.01, Defined Terms, is hereby amended by the addition of new defined terms “Common Stock,” “Net Issue Price” and “Restricted Common Stock,” each definition to be inserted in Section 1.01 where it would fall alphabetically and to read as follows:

“Common Stock” shall mean the class of Equity Interests of Parent issued by Parent in the IPO.

“Net Issue Price” shall mean an amount equal to the “Price to Public” (or equivalent term) shown on the cover of the prospectus for the IPO and representing the gross per share purchase price of Common Stock to purchasers in the IPO, less 7% of such Price to Public (or equivalent term).

“Restricted Common Stock” shall mean Common Stock identical to the Common Stock issued in the IPO, except that the Restricted Common Stock shall be unregistered and subject to lock-up as set forth in Section 2.09(c) of this Agreement.

b.                                      Section 2.09(c) is hereby amended by the insertion of the following as the final sentences of Section 2.09(c):

Any prepayment premium payable by the Borrowers pursuant to this Section 2.09(c) in connection with an IPO may be paid, at Borrowers’ election but subject to the remainder of this paragraph, in cash, with Restricted Common Stock or in any combination thereof.  The number of shares of Restricted Common Stock to be issued shall equal the quotient obtained by dividing (i) the amount of the prepayment premium which the Borrowers elect to pay in the form of Restricted Common Stock by (ii) the Net Issue Price, with any fractional shares resulting from such calculation to be paid in cash.  In no event, however, shall Parent have the right to issue shares of Restricted Common Stock in satisfaction of any prepayment premium in an amount which would result in the Lenders, collectively, owning of record a total of 5% or more of the issued and outstanding Equity Interests of Parent, on a fully diluted basis, after giving effect to the IPO and the issuance of such Restricted Common Stock.

Each of the Lenders hereby agrees that, if the Borrowers elect to pay any prepayment premium payable by the Borrowers pursuant to this Section 2.09(c) in connection with the IPO in shares of Restricted Common Stock, each such Lender shall, in connection with the IPO, enter into a customary (in form and substance) lock-up agreement (each a “Lender Lock-up” and collectively the “Lender Lock-ups”) with the representatives of the underwriters for the IPO with respect to (i) the shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such Lender at the time of the IPO and (ii) the shares of Restricted Common Stock to be issued in satisfaction of any prepayment premium pursuant to this Section 2.09(c)), which Lender Lock-up shall in no event be more restrictive with respect to such Lender’s ability to sell or otherwise transfer or dispose of shares of Common Stock (including, without limitation, with respect to the duration or substance of any restrictions), or otherwise less favorable to such Lender, than any other lock-up agreement entered into by Matlin Patterson ATA Holdings LLC or its Affiliates with such representatives in connection with the IPO.

In the event that any prepayment premium payable by the Borrowers pursuant to this Section 2.09(c) in connection with the IPO is paid in shares of Restricted Common Stock, from and after the date of such issuance, Parent shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder.  If at any time Parent is not required to file such reports, it will, upon the request of any holder of Restricted Common Stock, make publicly available such information as necessary to permit, subject to the Lender Lock-ups, sales of Restricted Common Stock pursuant to Rule 144 (“Rule 144”) and Rule 144A(“Rule 144A”), in each case promulgated under the Securities Act, as such rules may be amended from time to time, or any successor rules or regulations hereinafter adopted by the Commission, including making available to such holder and any prospective purchaser of Restricted Common Stock from such holder the information required by Rule 144A(d)(4).  Parent further agrees to use reasonable best efforts to take such further action as any holder of Restricted Common Stock may reasonably request, to the extent required from time to time to enable such holder to sell, subject to the Lender Lock-ups, Restricted Common Stock without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 and Rule 144A.

3.                                       Representations and Warranties of the Borrowers.

Borrowers represent and warrant to the Lenders and the Agent (both before and after giving effect to this First Amendment) that:

a.                                       Each of the Borrowers has the corporate power and authority, and the legal right, to execute, deliver and perform this First Amendment.

b.                                      Each of the Borrowers has taken all necessary corporate action to authorize the execution, delivery and performance of this First Amendment.

c.                                       No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this First Amendment or the execution, delivery, performance, validity or enforceability of this First Amendment, or the performance, validity or enforceability of the Original Credit Agreement (as amended hereby, the “Credit Agreement”), except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

d.                                      This First Amendment has been duly executed and delivered on behalf of the Borrowers.  This First Amendment and the Credit Agreement as amended and supplemented thereby constitute the legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

e.                                       Neither an Event of Default, as defined in the Credit Agreement, nor any event which with the lapse of time or notice or both could become an Event of Default, has occurred and is continuing as of the date hereof.

f.                                         Neither the execution, delivery or performance by any Borrower of the First Amendment nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person (other than consents already obtained and in full force and effect) under, or result in the imposition of (or the obligation to create) a Lien on any assets of any Borrower (except for existing Liens pursuant to the Collateral Agreements and the Senior Note

Documents) under or pursuant to the Organizational Documents of such Borrower, any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order of any Governmental Authority application to such Borrower or any of its properties or any Applicable Agreement, except for such conflicts, violations, breaches, defaults, lack of any consents or imposition of Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Entry by the Borrowers into and performance by the Borrowers of the First Amendment will not result in a default under any Senior Note Document.

g.                                      The Restricted Common Stock issuable pursuant to Section 2.09(c) shall, upon issue, be duly and validly issued and fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

h.                                      Subject to the provisions of Section 2.09(c) as amended hereby and compliance with all applicable federal and state securities laws, there will be no restrictions on the sale or transfer of the Restricted Common Stock issuable pursuant to Section 2.09(c).

i.                                          Based upon the representations and warranties of the Lenders set forth below, the issuance of the Restricted Common Stock to the Lenders as contemplated by Section 2.09(c) does not require registration under the Securities Act.

4.                                       Representations and Warranties of the Lenders.

Each Lender severally and not jointly, represents and warrants to the Company as of the date hereof and the date of issuance of the Restricted Common Stock as follows:

a.                                       Such Lender will acquire any Restricted Common Stock issuable hereunder for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act.

b.                                      Such Lender has received such information as it deems necessary in order to make an investment decision with respect to the Restricted Common Stock and has had the opportunity to ask questions of and receive answers from Parent and its officers and directors and to obtain such additional information which Parent possesses or could acquire without unreasonable effort or expense as such Lender deems necessary to verify the accuracy of the information furnished to such Lender and has asked questions, received such answers and obtained such information as it deems necessary to verify the accuracy of the information furnished to such Lender.

c.                                       Such Lender is an “accredited investor” within the meaning of Rule 501 of the Securities Act.

d.                                      Such Lender understands that the Restricted Common Stock has not been and will not be registered under the Securities Act or any state or other securities law, that the Restricted Common Stock is being issued by Parent in transactions exempt from the registration requirements of the Securities Act, that the Restricted Common Stock may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act is available, and that the certificates representing the shares of Restricted Common Stock will contain a restrictive legend to that effect.

e.                                       Such Lender further understands that the exemption from registration afforded by Rule 144 depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

f.                                         Such Lender did not employ any broker or finder in connection with the transaction contemplated in the Agreement or incur any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by the First Amendment.

5.                                       Effectiveness.

a.                                       Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Original Credit Agreement shall remain unmodified, and the Original Credit Agreement, as amended and supplemented by this First Amendment, is confirmed as being in full force and effect.  By its signature below, each Guarantor hereby acknowledges its receipt of a copy of this First Amendment and consents to the terms and conditions hereof and the transactions contemplated hereby. Each Guarantor hereby further (i) affirms and confirms its guarantees, indemnification obligations and other commitments and obligations under the Credit Agreement and (ii) agrees that Article VI of the Credit Agreement and all guarantees and other commitments and obligations shall continue to be in full force and effect following the effectiveness of the First Amendment.

b.                                      All references to the Credit Agreement herein or in any other document or instrument between or among any of the parties hereto shall hereafter be construed to be references to the Credit Agreement as modified by this First Amendment.  This First Amendment shall be and shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.

c.                                       The effective date of this First Amendment (the “Effective Date”) shall be August 30, 2010.

6.                                       Counterparts.

This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this First Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart hereof.

7.                                       Miscellaneous.

The provisions of Article IX of the Original Credit Agreement shall apply to this First Amendment and are incorporated herein by this reference.  Without limitation of the foregoing, the Borrowers agree to reimburse to GSO its reasonable, out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred in connection with this First Amendment, or otherwise payable pursuant to Section 9.03 of the Credit Agreement, promptly upon demand.

8.                                       Notice of Final Agreement.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

BORROWERS:	GLOBAL AVIATION HOLDINGS, INC.
NORTH AMERICAN AIRLINES, INC.
WORLD AIRWAYS, INC.

	By:	/s/ Mark M. McMillin
	Name:	Mark M. McMillin
	Title:	General Counsel & Corporate Secretary

GUARANTORS:	NEW ATA INVESTMENT INC.
NEW ATA ACQUISITION INC.
WORLD AIR HOLDINGS, INC.
WORLD AIRWAYS PARTS COMPANY, LLC
GLOBAL AVIATION VENTURES SPV LLC

	By:	/s/ Mark M. McMillin
	Name:	Mark M. McMillin
	Title:	General Counsel & Corporate Secretary

Signature Page

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COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

	By:	/s/ David Bergstrom
	Name:	David Bergstrom
	Title:	Vice President

LENDERS:	BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP, by GSO Capital Partners, LP, as investment manager, as a Lender

	By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Chief Legal Officer

BLACKSTONE / GSO CAPITAL SOLUTIONS OVERSEAS MASTER FUND L.P., by Blackstone / GSO Capital Solutions Overseas Associates LLC, as Lender

	By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Chief Legal Officer

Signature Page

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